EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Exar Corporation of our report dated June 13, 2012 relating to the financial statements, which appears in Exar Corporation’s Annual Report on Form 10-K for the year ended March 30, 2014.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 19, 2014